Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) is made and entered into as of March 17, 2015, by and among BARRETT GREEN MANAGEMENT LLC, a New York limited liability company (“Buyer”), and GREEN ENERGY MANAGEMENT SERVICES, INC., a Delaware corporation (“Seller”).

WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement dated as of March 17, 2015 (the “Purchase Agreement”), pursuant to which Buyer has purchased certain assets of Seller; and

WHEREAS, pursuant to the Purchase Agreement, Seller has agreed to assign certain rights and agreements to Buyer, and Buyer has agreed to assume certain liabilities and obligations of Seller, as set forth herein and in the Purchase Agreement, and this Assignment and Assumption Agreement is contemplated by Section 2.4 of the Purchase Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2. Assignment and Assumption. Effective as of the time of the Closing (the “Effective Time”), Seller hereby irrevocably assigns, sells, transfers and sets over (collectively, the “Assignment”) to Buyer all of Seller's right, title, benefit, privileges and interest in and to, and all of Seller's burdens, obligations and liabilities in connection with, each of the Assumed Liabilities. Buyer hereby irrevocably accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Seller to be observed, performed, paid or discharged from and after the Closing, in connection with the Assumed Liabilities. Buyer assumes no Retained Liabilities, and the parties hereto agree that all such Retained Liabilities shall remain the sole responsibility of Seller.

3. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to Seller's representations, warranties, covenants, agreements and indemnities relating to the Assumed Liabilities, are incorporated herein by this reference. Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Further Actions. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption Agreement.

5. Governing Law. This Assignment and Assumption Agreement will be governed by and construed under the laws of the State of New York without regard to conflicts-of-laws principles that would require the application of any other law.

6. Assignment. This Assignment and Assumption Agreement will be binding upon and will inure to the benefit of Seller and Buyer and their respective successors and assigns as permitted under the Purchase Agreement.

7. Severability. Any one or more of the provisions in this Assignment and Assumption Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality and unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Assignment and Assumption Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8. Counterpart Execution; Facsimile Signature. This Assignment and Assumption Agreement may be executed in any number of counterparts with the same effect as if all of the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.

Buyer:

BARRETT GREEN MANAGEMENT LLC

By:	/s/ Barry P. Korn
Name:	Barry P. Korn
Title:	Managing Member

Seller:

GREEN ENERGY MANAGEMENT SERVICES, INC.

By:	/s/ Dr. Robert Thomson
Name:	Dr. Robert Thomson
Title:	Acting Chief Financial Officer